Exhibit 99.2
Press Release

Contacts:

Colby Zintl	Darcy Cobb
Ask Jeeves Corporate Communications	Dotted Line Communications
510-985-7640	310-472-8600
czintl@askjeeves.com	darcy@dottedlinecomm.com

Ask Jeeves Acquires Excite Europe
Acquisition Unifies Excite brands in US and Europe, and Accelerates the Company’s
International Growth Strategy

OAKLAND, CA, May 20, 2005 –Ask Jeeves, Inc., a leading provider of information retrieval technologies, brands and Internet advertising services, today announced the acquisition of Excite Italia B.V., the operator of Excite Europe, a network of pan-European portal properties, from Tiscali, S.p.A. Ask Jeeves acquired the U.S.-operated Excite.com portal in March 2004.

“This deal is a next step in Ask Jeeves’ European expansion strategy,” said Steve Berkowitz, CEO of Ask Jeeves, Inc. “Access to Excite’s pan-European operational infrastructure and market knowledge will accelerate our European growth initiative and provide an instant revenue stream from additional users and advertisers.”

The acquisition of Excite Europe will extend Ask Jeeves’ ownership of the Excite brand beyond the United States, giving the Company ownership of Excite’s Internet domains throughout Europe as well as control of existing portal offerings in several major European markets including Spain, Italy, France, UK, Germany, Austria and the Netherlands. The acquisition provides immediate access to a wealth of resources in the European portal market in terms of users, operations, market knowledge and revenue streams. Ask Jeeves will also have the ability to extend its leading search technology to Excite Europe users.

Excite is a well-known name on the Internet, offering search and portal services since 1995 and recognized for pioneering the customizable start page. Excite will remain a separate brand under Ask Jeeves Inc., with operations continuing out of Excite Europe’s headquarters in Rome, Italy.

The financial terms of the acquisition were not disclosed.

Ask Jeeves does not expect the acquisition to have a material impact on 2005 revenues or earnings per share, and does not expect the acquisition to affect Ask Jeeves’ financial guidance as issued in connection with its first quarter earnings announcement on April 27, 2005.

Cautionary Note regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation reform Act of 1995. These forward-looking statements include all statements regarding the the impact of Excite Europe on Ask Jeeves’ revenues, earnings per share and guidance, and all other statements regarding future features, functionality and anticipated benefits of Ask Jeeves product and service offerings. Actual results, developments or events may differ materially from those referenced in forward-looking statements. Factors that may cause actual results, developments or events to differ from the related forward-looking statements are described in the risk factors described in Ask Jeeves’ Annual Report on Form 10-K for the year ended December 31, 2004, subsequently filed Form 10-Qs and other public filings made with the SEC, all of which are available without charge at www.sec.gov. Ask Jeeves undertakes no obligation to update forward-looking statements for future events, circumstances or developments.

About Ask Jeeves, Inc.

As the 6th largest global web property (ComScore Media Metrix, March 2005), Ask Jeeves Inc. delivers world-class information retrieval products through a diverse portfolio of Web sites, portals and downloadable applications. Ask Jeeves’ search and search-based portal brands include: Ask Jeeves (Ask.com, Ask.co.uk and es.Ask.com), the Ask Jeeves Japan joint venture (Ask.jp), Ask Jeeves for Kids (AJKids.com), Bloglines (bloglines.com), Excite (excite.com), iWon (iwon.com), My Way (myway.com) and Fun Web Products (funwebproducts.com). Additionally, Ask Jeeves owns the differentiated search technology Teoma, as well as natural language processing, portal and ad- serving technologies. Ask Jeeves generates revenue from advertisers seeking to reach the company’s broad-based online audience. Founded in 1996, Ask Jeeves has been a publicly traded company on the Nasdaq National Market since July 1999. Its headquarters are located in Oakland, California, with offices throughout the United States, as well as in Europe and Asia. For more information, visit http://www.Ask.com or call 510-985-7400.

NOTE: Ask Jeeves, AJinteractive, Ask.com, Teoma, My Way, My Search, My Web Search, iWon, Excite and Bloglines are trademarks or registered trademarks of Ask Jeeves, Inc.

2